Exhibit 3(i)(c)
Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF “PITNEY BOWES INC.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF SEPTEMBER, A.D. 2019, AT 9:52 O`CLOCK A.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

101728 8100    Authentication: 203622752
SR# 20197088973    Date: 09-18-19
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF ELIMINATION OF THE $2.12 CONVERTIBLE PREFERENCE STOCK OF

PITNEY BOWES INC.

Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware

Pitney Bowes Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation of the Company, as theretofore amended and/or restated (the "Certificate of Incorporation"), the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 3,102,708 shares of $2.12 Convertible Preference Stock, without par value (the "$2.12 Preference Stock"), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on May 11, 1979 filed a Certificate of Designation with respect to such $2.12 Preference Stock in the office of the Secretary of State of the State of Delaware (the "Certificate of Designation"). Said Certificate of Designation was subsequently integrated into the Certificate of Incorporation in restatements of the Certificate of Incorporation.

2.That no shares of said $2.12 Preference Stock are outstanding and no shares thereof will be issued subject to said Certificate of Designation.

3. That the Board of Directors of the Company has adopted the following resolutions:

WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designation (the "Certificate of Designation") filed in the office of the Secretary of State of the State of Delaware on May 11, 1979, the Company authorized the issuance of a series of 3,102,708 shares of 2.12 Convertible Preference Stock, without par value (the "$2.12 Preference Stock"), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

WHEREAS, said Certificate of Designation was subsequently integrated into the Certificate of Incorporation of the Company, as theretofore amended and/or restated (the "Certificate of Incorporation") in restatements of the Certificate of Incorporation; and

WHEREAS , as of the date hereof no shares of such $2.12 Preference Stock are outstanding and no shares of such $2.12 Preference Stock will be issued subject to said Certificate of Designation; and

WHEREAS, it is desirable that all matters set forth in the Certificate of Designation with respect to such $2.12 Preference Stock be eliminated from the Certificate of Incorporation;
NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, that all matters set forth in the Certificate of Designation with respect to such $2.12 Preference Stock be eliminated from the Certificate of lncorporation; and it is further

RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designation with respect to such $2.12 Preference Stock shall be eliminated from the Certificate of lncorporation.

4. That, accordingly, all matters set forth in the Certificate of Designation with respect to such $2.12 Preference Stock be, and hereby are, eliminated from the Certificate of Incorporation.

IN WITNESS WHEREOF, Pitney Bowes Inc. has caused this Certificate to be signed by its duly authorized officer this 17 day of September, 2019.

Pitney Bowes Inc.

By:	/s/ Daniel J. Goldstein
Name: Daniel J. Goldstein
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary